Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Abivax SA of our report dated March 23, 2026, relating to the financial statements, which appears in Abivax SA’s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

March 23, 2026

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